Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of [—], by and between Pentair Ltd., a Swiss corporation with its registered office in Schaffhausen, Switzerland (the “Company”), and [—] (“Covered Person”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Covered Person is a director and/or officer of the Company;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as directors and/or officers of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors and/or officers of the Company free from undue concern that they will not be so indemnified;

WHEREAS, article 21 of the Articles of Association of the Company (“Article 21”) requires the Company to indemnify any current or former member of the Company’s Board of Directors (the “Board”), current or former officer of the Company or any person who is serving or has served at the request of the Company as a member of the board of directors or as an officer of another corporation to the fullest extent permitted by law, and requires the Company under certain circumstances to advance expenses relating to the defense or settlement of indemnification matters; and Covered Person has been serving and continues to serve as a director and/or officer of the Company in part in reliance on Article 21;

WHEREAS, the Company wishes to provide Covered Person with specific contractual assurance that the protection promised by Article 21, as well as certain additional protections permitted by Article 21 and applicable law, will be available to Covered Person (regardless of, among other things, any amendment to or revocation of the Company’s Articles of Association or any change in the composition of the Company’s Board or acquisition transaction relating to the Company);

NOW, THEREFORE, in consideration of the above premises and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b) Board: the Board of Directors of the Company

(c) Change of Control: shall occur, with respect to the Company, if:

(i) any Person becomes a “Beneficial Owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Shares (as defined below) of the Company;

(ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board immediately following the merger of Pentair Inc. into a direct or indirect subsidiary of the Company, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by three-quarters of the members of the Board who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, 50% or more of the Voting Shares or other ownership interests of the entity or entities, if any, that succeed to the assets or business of the Company); or

(v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Shares of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Shares of the combined company, any shares received by Affiliates of such other company in exchange for shares of such other company).

(d) Enterprise: the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Covered Person is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(e) Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.

(f) Expenses: any expense, liability, or loss, including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Covered Person is a current or former member of the Board, a current or former officer of the Company or a person serving or having served at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Enterprise, or related to anything done or not done by Covered Person in any such capacity, whether or not the basis of the applicable Proceeding is alleged action in an official capacity or in any other capacity while so serving the Company or any other such Enterprise.

(h) Independent Counsel: the person or body appointed as such in connection with Section 3.

(i) officer of the Company: officer of the Company as defined or appointed by the Board.

(j) Person: means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental authority or similar entity or organization.

(k) Proceeding: any threatened, pending, or completed investigation, inquiry, hearing, action, suit, proceeding or alternative dispute resolution mechanism (including by or in the right of the Company), whether civil, criminal, administrative or investigative.

(l) Reviewing Party: the person or body appointed as such in accordance with Section 3.

(m) Specified Change of Control: a Change of Control of the Company (other than a Change in Control approved by a majority of the Incumbent Directors).

(n) Voting Shares: with respect to any Enterprise, capital shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of such Enterprise.

2. Agreement to Indemnify

(a) General Agreement. In the event Covered Person was, is, or is threatened to be made a party to or is otherwise involved in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Covered Person from and against any and all Expenses to the fullest extent permitted by Swiss law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Covered Person shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Covered Person against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Specified Change in Control and Independent Counsel has approved its initiation.

(c) Expense Advances. If Covered Person is made or threatened to be made a party to a Proceeding or is otherwise involved in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, Covered Person is entitled, upon written request to the Company, to advancement of reimbursement by the Company of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the Proceeding (“Expense Advances”), upon receipt by the Company of a written affirmation by Covered Person of a good faith belief that the criteria for indemnification by the Company pursuant to this Section 2 have been satisfied and a written undertaking by Covered Person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined (by a final, non-appealable adjudication or arbitration decision to which Covered Person is a party) that the criteria for such indemnification under this Section 2 have not been satisfied. Covered Person shall not be entitled to any Expense Advance in respect of a Proceeding if in the determination of the Reviewing Party (which determination is subject to challenge by Covered Person pursuant to Section 4(b)) it previously has already been ultimately determined that Covered Person is not entitled to indemnification under this Section 2 in respect of the Indemnifiable Event that is the subject matter of the Proceeding. Covered Person’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d) Partial Indemnification. If Covered Person is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Covered Person for the portion thereof to which Covered Person is entitled.

(e) Prohibited Indemnification. Notwithstanding any other provision of this Agreement, no indemnification pursuant to this Agreement shall be paid by the Company:

(i) on account of any Proceeding in which judgment is rendered against Covered Person for an accounting of profits made from the purchase or sale by Covered Person of securities of the Company pursuant to the provision of Section 16(b) of the Exchange Act or similar provision of any federal, state, or local laws; or

(ii) if a court or governmental or administrative authority of competent jurisdiction by a final determination not subject to appeal, determines that Covered Person has committed a breach of his or her statutory duties to the Company for which such indemnification would be invalid under applicable law.

3. Reviewing Party. (a) Prior to any Specified Change in Control, the Reviewing Party with respect to a Proceeding shall be (i) the members of the Board who are not parties to such Proceeding, even though less than a quorum (acting by a majority vote thereof); (ii) a committee comprised entirely of members of the Board who are not parties to such Proceeding (acting by a majority vote thereof), such committee to be designated by a majority vote of the Board; (iii) if there is no such member of the Board, or if such member or members of the Board so direct, by Independent Counsel in a written opinion; or (iv) the General Meeting of Shareholders (acting by resolution of a majority of the shares represented at the General Meeting). After a Specified Change of Control, the Reviewing Party shall be Independent Counsel.

(b) With respect to all matters arising after a Specified Change in Control concerning the rights of Covered Person to indemnification and Expense Advances under this Agreement, the Company shall seek legal advice only from Independent Counsel selected by Covered Person and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Covered Person (other than previously acting as Independent Counsel) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest (other than previously acting as Independent Counsel) in representing either the Company or Covered Person in an action to determine Covered Person’s rights under this Agreement. Such Independent Counsel, among other things, shall render its written opinion to the Company and Covered Person as to whether and to what extent Covered Person should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction (e.g., Switzerland) who would qualify as Independent Counsel (“Local Counsel”). The Company agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment. Any indemnification made under this Agreement with respect to a Proceeding shall be made by the Company only as authorized in the specific case upon a determination by the Reviewing Party that indemnification of Covered Person is proper in the circumstances under the terms of this Agreement and applicable law. To the extent, however, that Covered Person has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, Covered Person shall be entitled to indemnification under this Agreement in connection with such applicable Proceeding, claim, issue or matter without the necessity of authorization of the Reviewing Party in the specific case.

(b) Adjudication or Arbitration. (i) If Covered Person has not received indemnification or an Expense Advance after making a demand in accordance with the terms of this Agreement (a “Nonpayment”), Covered Person shall have the right to enforce its indemnification rights under this Agreement by commencing litigation (A) in the court at the Company’s domicile as evidenced in the commercial register (the “Court at the Company’s domicile”) or (B) in any federal or state court located in New York County, State of New York (a “New York Court”) having subject matter jurisdiction thereof (each such court, as applicable, the “Applicable Court”) in each case seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Covered Person in any such litigation shall be binding on the Company and Covered Person. The remedy provided for in this Section 4(b) shall be in addition to any other remedies available to Covered Person at law or in equity. The Company and Covered Person hereby irrevocably and unconditionally (A) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Applicable Court and not in any other court in the United States or in any other country, (B) consent to submit to the exclusive jurisdiction of the Applicable Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (C) waive any objection to the laying of venue or any such action or proceeding in the Applicable Court, and (D) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Applicable Court has been brought in an improper or inconvenient forum.

(ii) Alternatively, in the case of a Nonpayment, Covered Person, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(iii) In the event that a determination shall have been made pursuant to this Agreement that Covered Person is not entitled to indemnification or an Expense Advance, any judicial proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Covered Person shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4(b) the Company shall have the burden of proving Covered Person is not entitled to indemnification or Expense Advance, as the case maybe. If Covered Person commences a judicial proceeding or arbitration pursuant to this Section 4(b), Covered Person shall not be required to reimburse the Company for any advances pursuant to Section 2(c) until a final determination is made with respect to Covered Person’s entitlement to an Expense Advance (as to which all rights of appeal have been exhausted or lapsed).

(iv) In the event that Covered Person, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, if Covered Person prevails in whole or in part in such action, Covered Person shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Covered Person in so enforcing his or her rights under, or so recovering damages for breach of, this Agreement, in such judicial adjudication or arbitration.

(c) Defense to Indemnification, Burden of Proof, and Presumptions.

(i) It shall be a defense to any action brought by Covered Person against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Covered Person pursuant to this Agreement for the amount claimed; provided that the Company may not assert this defense in an action brought by Covered Person to enforce a claim for Expense Advance in respect of a Proceeding unless it previously has already been ultimately determined (by a final, non-appealable adjudication or arbitration decision to which Covered Person is a party) that Covered Person is not entitled to indemnification under Section 2 in respect of the Indemnifiable Event that is the subject matter of the Proceeding.

(ii) In connection with any action or any determination by the Reviewing Party or otherwise as to whether Covered Person is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company.

(iii) Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Covered Person that indemnification of Covered Person is proper under the circumstances because Covered Person has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, Independent Counsel, or its shareholders) that Covered Person had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Covered Person has not met the applicable standard of conduct.

(iv) For purposes of this Agreement, to the fullest extent permitted by law, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Covered Person did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Covered Person against any and all Expenses that are incurred by Covered Person in connection with any action brought by Covered Person:

(a) as provided in Section 4(b)(iv), for enforcing rights to indemnification or an Expense Advance under this Agreement and/or

(b) for obtaining recovery under directors’ and officers’ liability insurance policies maintained by the Company,

but only in the event that Covered Person ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Covered Person, provide Expense Advances to Covered Person, subject to and in accordance with Section 2(c), in respect of any such action.

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Covered Person of notice of the commencement of any Proceeding, Covered Person shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Covered Person, except as provided in Section 6(c).

(b) Defense. With respect to any Proceeding as to which Covered Person notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to

Covered Person. After notice from the Company to Covered Person of its election to assume the defense of any Proceeding, the Company shall not be liable to Covered Person under this Agreement or otherwise for any Expenses subsequently incurred by Covered Person in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Covered Person shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Covered Person’s expense unless: (i) the employment of legal counsel by Covered Person has been authorized by the Company, (ii) Covered Person has reasonably determined that there may be a conflict of interest between Covered Person and the Company in the defense of the Proceeding, (iii) after a Specified Change in Control, the employment of counsel by Covered Person has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expense of legal counsel of Covered Person in respect of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Covered Person shall have employed legal counsel as provided for in (ii), (iii) and (iv) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Covered Person under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Specified Change in Control has occurred, the Company shall be liable for indemnification of Covered Person for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Covered Person without Covered Person’s written consent. The Company shall not be liable to indemnify Covered Person under this Agreement with regard to any judicial award to the extent the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Establishment of Trust. In the event of a Specified Change in Control, the Company shall, upon written request by Covered Person, create a trust for the benefit of Covered Person (the “Trust”) and from time to time upon written request of Covered Person shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of Covered Person, (ii) the Trustee (as defined below) shall advance, within five business days of a request by Covered Person, any and all Expenses to Covered Person (and Covered Person hereby agrees to reimburse the Trust under the same circumstances for which Covered Person would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to Covered Person all amounts for which Covered Person shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Covered Person has been fully indemnified under the terms of this Agreement. The trustee of the Trust (the “Trustee”) shall be chosen by Covered Person. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8. Non-Exclusivity. It being the policy of the Company that indemnification of Covered Person shall be made to the fullest extent permitted by law, the indemnification provided by this Agreement shall not be deemed exclusive (a) of any other rights that Covered Person may be entitled, including pursuant to any separate agreement, any insurance purchased by the Company, vote of shareholders or disinterested members of the Board, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company. The indemnification provided by this Agreement shall continue as to Covered Person after he or she has ceased to be a member of the Board or officer of the Company and shall inure to the benefit of his or her heirs, executors, and administrators.

To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Articles of Association, applicable law, or this Agreement, it is the intent of the parties that Covered Person enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance. The Company may procure insurance on behalf of Covered Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement, Article 21 and/or applicable law. The insurance premiums shall be charged to and paid by the Company or its subsidiaries.

To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Covered Person shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10. Continuation of Contractual Indemnity or Period of Limitations. All agreements and obligations of the Company contained herein shall continue for so long as Covered Person shall be subject to, or involved in, any Proceeding for which indemnification is provided pursuant to this Agreement.

11. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Covered Person for any reason whatsoever, the Company, in lieu of indemnifying Covered Person, shall contribute to the amount incurred by Covered Person, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Covered Person as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Covered Person in connection with such event(s) and/or transaction(s).

12. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except, as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Covered Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Covered Person to the extent Covered Person has otherwise received payment (under any insurance policy, Articles of Association, or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Assignability; Binding Effect. This Agreement is not assignable by either the Company or Covered Person without the prior written consent of the other and any attempt to assign this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Covered Person, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Covered Person for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

16. Entire Agreement. This Agreement and the Company’s Articles of Association, including any related annexes, schedules and exhibits, shall together constitute the entire agreement between the Company and Covered Person with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings of the Company and Covered Person of any nature, whether oral or written, with respect to such subject matter.

17. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broadly as is enforceable.

18. Governing Law. This Agreement shall be governed by and construed in accordance with (a) the laws of Switzerland with respect to matters, issues and questions relating to the duties of Covered Person (unless the law of another jurisdiction mandatorily governs such duties) and (b) the laws of the State of New York with respect to all other matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

19. Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of both the Company and Covered Person), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of either the Company or Covered Person, the other party shall re-execute original forms thereof and deliver them to the requesting party. Neither the Company nor Covered Person shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of an agreement and both the Company and Covered Person forever waive any such defense.

20. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Pentair Ltd.

[—]

Switzerland

Attention: Secretary

and

Pentair Ltd.

5500 Wayzata Blvd, Suite 800

Golden Valley, Minnesota

Attention: General Counsel

And to Covered Person at:

[Name, Address]

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the day of actual receipt.

21. Interpretation. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” shall be construed to have the same meaning and effect as the inclusive term “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein) and (ii) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PENTAIR LTD.

By:
Name:
Title:

By:
Name:
Title:

COVERED PERSON

By:
Name:
Title:

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